Realizing our Ever Greater Potential David T. Provost Dennis L. Klaeser Chief Executive Officer EVP and Chief Financial Officer Thomas C. Shafer J. Brennan Ryan Vice Chairman, Chief Executive Officer of EVP and Chief Operating Officer Chemical Bank Katie S. Wendt EVP and Deputy Chief Financial Officer

Forward-Looking Statements This presentation and the accompanying presentation by management contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and Chemical Financial Corporation ("Chemical"). Words and phrases such as "anticipates," "believes," "continue," "estimates," "expects," "forecasts," "future," "intends," "is likely," "judgment," "look ahead," "look forward," "on schedule," "on track," "opinion," "opportunity," "plans," "potential," "predicts," "probable," "projects," "should," "strategic," "trend," "will," and variations of such words and phrases or similar expressions are intended to identify such forward- looking statements. All statements referencing future time periods are forward-looking. Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and mortgage servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. All of the information concerning interest rate sensitivity is forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on Chemical, specifically, are also inherently uncertain. Forward-looking statements are based upon current beliefs and expectations and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Chemical undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise. Risk factors include, without limitation: • Chemical's ability to attract and retain new commercial lenders and other bankers as well as key operations staff in light of competition for experienced employees in the banking industry; • Operational and regulatory challenges associated with our information technology systems and policies and procedures in light of our rapid growth and systems conversion in 2018; • Chemical's ability to grow its deposits while reducing the number of physical branches that it operates; • Chemical's ability to identify and effectively acquire potential acquisitions or merger targets; • Costs or difficulties related to the integration of banks we may acquire may be greater than expected; • Economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a deterioration in credit quality, a reduction in demand for credit and a decline in real estate values; • A general decline in the real estate and lending markets, particularly in our market areas, could negatively affect our financial results; • Increased cybersecurity risk, including potential network breaches, business disruptions, or financial losses; • The timing of when historic tax credits are placed into service could impact our operating expenses; • Restrictions or condition imposed by our regulators on our operations may make it more difficult for us to achieve our goals or obtain regulatory approvals for future acquisitions; • Legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect us; • Changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired; and • Economic, governmental, or other factors may prevent the projected population, residential, and commercial growth in the markets in which we operate. In addition, risk factors include, but are not limited to, the risk factors described in Item 1A of Chemical’s most recent Annual Report on Form 10-K or disclosed in documents filed or furnished by Chemical with or to the SEC after the filing of such Annual Report on Form 10-K. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. 2

Non-GAAP Financial Measures Non-GAAP Financial Measures This presentation and the accompanying presentation by management contain certain non-GAAP financial disclosures that are not in accordance with U.S. generally accepted accounting principles ("GAAP"). Such non-GAAP financial measures include Chemical’s tangible shareholders' equity to tangible assets ratio, tangible book value per share, presentation of net interest income and net interest margin on a fully taxable equivalent basis, operating expenses-core (which excludes merger and restructuring expenses and impairment of income tax credits), operating expenses-efficiency ratio (which excludes merger and restructuring expenses, impairment of income tax credits and amortization of intangibles), the adjusted efficiency ratio (which excludes significant items, merger and restructuring expenses, impairment of income tax credits, loan servicing rights change in fair value gains (losses), amortization of intangibles, net interest income FTE adjustments, (losses) gains from sale of investment securities and closed branch locations) and other information presented excluding significant items, including net income, diluted earnings per share, return on average assets and return on average shareholders' equity. Chemical uses non-GAAP financial measures to provide meaningful, supplemental information regarding its operational results and to enhance investors’ overall understanding of Chemical’s financial performance. The limitations associated with non-GAAP financial measures include the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. These disclosures should not be considered an alternative to Chemical’s GAAP results. See the Appendix included with this presentation for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. 3

About Chemical Financial Corporation q $20.3 billion in assets ▪ Largest banking company headquartered and operating branches in Michigan ▪ Operates 212 banking offices primarily in Michigan, Northeast Ohio and Northern Indiana ▪ Local market knowledge and business development opportunities led by community-based advisory boards ▪ One of the largest trust and wealth management operations of a Michigan-headquartered bank with $5.1 billion in assets under management or custody and another $1.3 billion in assets within the Chemical Financial Advisors Program q Focused on revenue enhancements, realizing operating and business synergies, enhancing organic growth potential and growing market share in key urban markets q $4.1 billion Market Capitalization(1) (1) Based upon CHFC shares outstanding of 71.4 million and a CHFC stock price of $57.94 on August 17, 2018. 4

Overview [Map on left ü side of page, Emphasize our strategy of The largest banking company headquartered in Michigan ü Scalable core strategies and disciplines 1 being the Premier Midwest ü Community Bank Detroit's Hometown Bank same style. ü Proven organic growth initiatives Demonstrated track record of (1) 2 ü Leadership in EPS growth among peers organic growth ü Total return out-performed (peers and indices) (1) [same setup, ü (2) Strong performance metrics and ROAA 1.39%, ROAE 10.2%, ROATCE 17.8%, low efficiency ratio ü Consistent EPS growth performance 3 profitability should drive upside ü Continued growth in net interest income and improvement in net interest margin Ohio / ü Market share growth ü Revenue enhancements Michigan Realizing our ever greater potential 4 ü Concentrate on achieving cost savings and exploiting business synergy opportunities ü Continue to build out and enhance risk management practices and then regional (1) Source: S&P Global Market Intelligence (2) ROATCE is a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures. 5 markets (same as following page) Show: Rank, branches, dms, market share Show: GDP For each state and % of gdp in each region, same

Scalable Core Strategies & Disciplines q “Local” community bank ▪ Strong belief in the community banking concept ▪ Community-driven leadership, rapid local response ▪ Emphasis on building relationships ▪ We know our markets; what works, and what does not work q Strong credit culture ▪ Diversification ▪ In-depth knowledge of our customers and markets ▪ Underwriting discipline q Low cost, stable, core funding – starts at relationship level q Expense management and control q Clean balance sheet, solid capital ratios and intense focus on effective capital deployment q Identify, hire, motivate and retain talented individuals to carry out our relationship strategies q Sustain long-term growth through combination of organic and acquisitive growth ▪ Higher lending limits provide enhanced middle market lending growth opportunities ▪ Opportunities for fee income growth from Wealth Management and Mortgage Banking synergies ▪ Enhancing preparedness for future acquisitive growth opportunities in Michigan, Ohio, and Indiana 6

The Premier Midwest Community Bank CHFC is Largest MI-Headquartered Banking Company CHFC Operating Markets Deposit Deposits in Market Number of Market Market Share Rank Branches ($000) Share (%) Northern Michigan Southeast Michigan East Michigan 1 53 3,518,089 22.8% West Michigan Northern Michigan 1 51 2,265,263 18.0% Northeast Ohio South and West Michigan 2 72 3,456,080 9.0% East Michigan Southeast Michigan 10 30 2,538,018 1.8% South Michigan Mahoning Valley (Ohio) Ohio (Mahoning Valley and Northeast) 12 26 1,386,932 1.3% Source: S&P Global Market Intelligence. Deposit data as of 6/30/2017. Note: CHFC’s two branches in Northern Indiana are excluded from the South Michigan region. 7 (1) Local is defined as banks headquartered in Michigan

All Major MI Markets & OH Growth Opportunity 96% of businesses / 96% of population is within MI footprint(3) Southeast Michigan represents more than 50% of Michigan GDP – a significant opportunity with recent market disruption Overlapping Michigan Markets Other Markets New Michigan & Ohio Markets Southwest MI East MI Northern MI Southeast MI Ohio CHFC Footprint By State & Regional Market Southwest East Northern Southeast Michigan MI OH MI MI MI MI OH Penetration Total Deposits ($B) $11.8 $1.4 $3.5 $3.5 $2.3 $2.5 $1.4 Market Share Rank 7 21 2 1 1 10 12 Deposit Market Share (%) 5.6% 0.4% 9.0% 22.8% 18.0% 1.8% 1.3% Market Information (as a % of): % of State GDP (1) 12% 2% —% 52% 21% % of State Deposits (2) 18% 7% 6% 66% 32% 98% % of State Businesses (2) 25% 13% 11% 47% 39% 96% % of State Population (2) 25% 13% 9% 50% 37% 97% (1) Source: USDOC’s Bureau of Economic Analysis. Considered the largest Metropolitan Statistical Area for each region. The Northern Michigan region does not have a Metropolitan Statistical Area as defined by the Bureau of Economic Analysis 8 (2) Source: S&P Global Market Intelligence and as of 6/30/17

EPS Growth Translates to Strong Shareholder Return Diluted EPS, excluding significant items, Growth(1) Total Shareholder Return (%)(4) CHFC '13-Q2'18 Diluted EPS CAGR: '13-Jun'18 Total Return CAGR: 12.9% CHFC: 16.4% $4.00 $3.90 $3.90 Peer Group: 10.7% 40% $3.50 36.4% 150% Diluted EPS, excluding significant items $3.06 31.6% $2.88 $3.00 30% 125% $2.54 $2.39 $2.50 YoY Growth (%) 98.3% $2.17 ) $2.11 $2.08 100% $ $2.00 $2.00 ( $1.97 20% 20.4% S $2.00 13.4% P 11.5% E 16.8% 14.9% 75% 57.7% $1.50 6.3% 10% 5.5% 11.0% 8.1% $1.00 50% 0% $0.50 (5.5)% 25% Total Shareholder Return (%) Total $0.00 -10% 0% 2013 2014 2015 2016 2017 1H'18 (2) -25% 2 Q Q Q 2 Q Q Q 2 Q Q Q 2 Q Q Q 2 Q Q 0 0 0 0 0 1 2 3 1 2 3 1 2 3 1 2 3 1 2 CHFC GAAP EPS 1 1 1 1 1 ' ' ' ' ' ' ' ' ' ' ' ' ' ' 3 4 5 6 7 1 1 1 1 1 1 1 1 1 1 1 1 1 1 4 4 4 5 5 5 6 6 6 7 7 7 8 8 Y Y Y Y Y E E E E E CHFC Diluted EPS, excluding significant items(1) CHFC Diluted EPS, excluding significant items, YoY Growth (1) Peer Median(2)(3) CHFC Peer Median, Adjusted Diluted EPS YoY Growth(3) Source: CHFC data per Company Documents, Peer data per S&P Global Market Intelligence; Market data as of 8/21/2018 (1) Diluted EPS, excluding significant items, is a non-GAAP financial measure. There were no significant items for CHFC in the first half of 2018. Peer EPS excludes extraordinary items. Please refer to the Appendix for a reconciliation of non-GAAP financial measures for CHFC calculations. (2) First half 2018 results are annualized for comparison purposes. 9 (3) Peers include nationwide banks with $10 billion to $25 billion in total assets. (4) Includes cash dividends paid on common shares.

Consistent EPS Growth Performance Consistent EPS Growth Performance • Consistent growth and performance for shareholders through economic cycles • Mergers and acquisitions have created the opportunity to strengthen the foundation for delivering sustainable, strong EPS growth into the future Performance & Expectations Analyst Consensus $1.20 $1.00 $0.80 e r a h S r $0.60 e P $ $0.40 $0.20 $0.00 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 9 0 0 1 1 2 2 3 3 4 4 5 5 6 6 7 7 8 8 9 9 Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q 4 2 4 2 4 2 4 2 4 2 4 2 4 2 4 2 4 2 4 2 4 S&P Core EPS Common Dividend Consensus EPS Consensus Dividend 10 Source: S&P Global Market Intelligence analyst consensus estimates as of 8/20/2018

Performance Metrics ROAA(2)(%) ROATCE(1)(2)(%) 1.5% 1.39% 20.0% 18.4% 18.4% 1.30% 18.0% 1.3% 1.39% 16.0% 14.9% 14.9% 1.10% 12.9% 13.7% 1.04% 1.05% 1.04% 1.01% 15.5% 1.1% 14.0% 11.4% 11.4% 11.2% 11.2% 10.2% 1.03% 1.19% 0.81% 1.19% 12.0% 12.5% 12.6% 11.6% 0.9% 0.95% 0.95% 0.96% 1.02% 1.09% 12.0% 12.1% 0.90% 10.0% 10.4% 0.7% 8.0% 2013 2014 2015 2016 2017 1H'17 Ann. 2013 2014 2015 2016 2017 1H'17 Ann. CHFC, GAAP CHFC CHFC, excluding significant items (3) CHFC, excluding significant items (3) PEfficiencyeer Median (5) Ratio(2)(%) DividendsPeer Median (5per) Share ($) 70.0% 67.2% $1.40 $1.12 64.2% 65.3% $1.00 $1.06 $1.10 66.0% 62.4% 63.2% $0.87 $0.94 60.9% 60.1% $1.00 62.0% 58.7% 63.6% 62.3% 58.4% 57.4% 58.0% 59.5% 54.8% $0.60 51.9% 54.0% 51.2% 54.4% $0.20 50.0% 53.5% 2013 2014 2015 2016 2017 1H'17 Ann. 2013 2014 2015 2016 2017 1H'17 CHFC CHFC, GAAP CHFC, adjusted (4) Peer Median (5) Source: S&P Global and Company Documents; Data as of 8/8/18 (1) ROATCE is a non-GAAP financial measure. Please refer to the Appendix for a reconciliation of non-GAAP financial measures. (2) ROAA and ROATCE, excluding significant items, and the adjusted efficiency ratio are non-GAAP financial measures. Please refer to the Appendix for a reconciliation of non-GAAP financial measures. (3) CHFC income excludes merger and acquisition expenses, restructuring expenses, gains on sales of branches, fourth quarter of 2017 charge to income tax due to revaluation of net deferred tax asset and fourth quarter 2017 losses on sale of investment securities taken as a treasury and tax management objective. Peer income excludes extraordinary items, non-recurring items and gains/losses on sale of securities. Please refer to the Appendix for a reconciliation of CHFC non-GAAP financial measures. (4) CHFC efficiency ratio, adjusted, excludes the net interest income FTE adjustment, loan servicing rights change in fair value, losses (gains) from sale of investment securities, merger and restructuring expenses, impairment of income tax credits and amortization of intangibles. 11 (5) Peers include nationwide banks with $10 billion to $25 billion in total assets as of the most recent quarter; ratios are presented on an "adjusted" basis, see footnote 1.

Balance Sheet Metrics Common Equity Tier 1 Capital(1)(%) Total Risk-Based Capital Ratio(1)(%) 12.0% 16.0% 11.7% 14.7% 11.5% 14.1% 11.5% 11.3% 11.3% 14.0% 13.3% 13.4% 13.3% 13.5% 14.0% 12.4% 11.8% 11.5% 11.4% 11.0% 10.7% 12.0% 11.0% 10.6% 10.6% 10.5% 10.2% 10.0% 10.0% 8.0% 2015 2016 2017 Q2 2018 2013 2014 2015 2016 2017 Q2 2018 CHFC Peer Median (2) CHFC Peer Median (2) Tangible Shareholders' Equity to Tangible Assets(3) (%) 10.00% 9.4% 9.2% 9.2% 9.2% 9.0% 9.00% 9.4% 8.8% 8.8% 8.5% 8.00% 8.3% 8.3% 8.0% 7.00% 6.00% 2013 2014 2015 2016 2017 Q2 2018 CHFC Peer median(2) Source: S&P Global and Company Documents; Data as of 8/8/18 (1) 2018, 2017, 2016 and 2015 are under Basel III transitional and 2014 and 2013 are under Basel I. (2) Peers include nationwide banks with $10 billion to $25 billion in total assets as of the most recent quarter. 12 (3) Tangible shareholders' equity to tangible assets is a non-GAAP financial measure. Please refer to the Appendix for a reconciliation of non-GAAP financial measures.

Closing Comments q Emphasize our strategy of being the Premier Midwest Community Bank through our Big Four Initiatives, which represent our top four initiatives for this year ◦ Generating strategic organic loan and deposit growth ◦ Increasing our operating efficiency and accountability ◦ Developing an exceptional customer service model ◦ And creating the Chemical Culture q Implementation of our Big Four Initiatives ◦ Successful recruiting of who we believe to be the top commercial lenders to drive growth in West Michigan, Southeast Michigan and the Cleveland markets ◦ Targeting lending growth in products with higher returns, more complete customer relationships - middle market, commercial lending, commercial finance and asset-based lending ◦ Upgrading our core operating systems to assist our preparation for future growth, regulatory compliance and customer satisfaction ◦ Becoming Detroit's Hometown Bank with the move of our headquarters to Detroit 13

Supplemental Information

Second Quarter 2018 Highlights q Diluted earnings per share of $0.96, compared to $0.99 in the 1st qtr. 2018 and $0.73 in the 2nd qtr. 2017 q Return on average assets and return on average shareholders' equity of 1.39% and 10.2%, respectively, in 2nd qtr. 2018 q Return on average tangible shareholders' equity(1) of 17.8% in 2nd qtr. 2018 q Net interest margin (GAAP) of 3.54%, compared to 3.51% in 1st qtr. 2018 and 3.41% in 2nd qtr. 2017. Net interest margin (fully tax equivalent basis)(1) up 3 basis points to 3.59% compared to 1st qtr. 2018, and up 11 basis points from 2nd qtr. 2017 q Efficiency ratio (GAAP) of 53.5%, compared to 52.8% in 1st qtr. 2018 and 54.7% in 2nd qtr. 2017. (1) Adjusted efficiency ratio of 51.2%, compared to 51.6% in 1st qtr. 2018 and 52.2% in 2nd qtr. 2017 q Asset quality ratios ▪ Nonperforming loans/total loans of 0.46% at June 30, 2018; compared to 0.43% at March 31, 2018, and 0.37% at June 30, 2017 ▪ Net loan charge-offs/average loans of 0.12% (1) Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures. 15

Income Statement Highlights

Financial Highlights

(in thousands except per share data)	2018 2nd Qtr.	2018 1st Qtr.	2017 2nd Qtr.
Net interest income	$ **157,537**	$ 151,863	$ 137,948
Provision for loan losses	**9,572**	6,256	6,229
Noninterest income	**38,018**	40,554	41,568
Operating expenses	**104,561**	101,610	98,237
Operating expenses, core[(1)]	**102,845**	99,976	97,772
Merger expenses	—	—	465
Impairment of income tax credits	**1,716**	1,634	—
Net income	$ **68,988**	$ 71,596	$ 52,014
Diluted EPS	$ **0.96**	$ 0.99	$ 0.73
Return on Avg. Assets	**1.39%**	1.47%	1.14%
Return on Avg. Shareholders' Equity	**10.2%**	10.7%	8.0%
Return on Avg. Tangible Shareholders' Equity[(1)]	**17.8%**	19.0%	14.3%
Efficiency Ratio	**53.5%**	52.8%	54.7%
Efficiency Ratio - Adjusted[(1)]	**51.2%**	51.6%	52.2%
Equity/Total Assets	**13.6%**	13.7%	14.1%
Tangible Shareholders' Equity/Tangible Assets[(1)]	**8.3%**	8.3%	8.4%
Book Value/Share	$ **38.52**	$ 37.91	$ 37.11
Tangible Book Value/Share[(1)]	$ **22.33**	$ 21.68	$ 20.89

Prior Quarter Comparison

- Higher net interest income in Q2 2018 compared to Q1, due to higher average balances and yields earned on loans and investment securities, partially offset by an increase in cost of funds
- Decrease in noninterest income primarily due to the benefit from a $3.8 million change in fair value in loan servicing rights in the first quarter of 2018
- Operating expenses in Q2 2018 increased primarily due to an increase in costs related to our efforts to implement upgrades to our core operating system.
- Increase in Q2 2018 provision for loan losses, primarily due to higher net originated loan growth

Prior-Year Quarter Comparison

- Increase in net interest income, attributable to originated growth in total loans and an increase in investment securities during the twelve months ended June 30, 2018

(1) Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures.

16

Net Income NetNet IncomeIncome, Trending excluding Upward significant ($ Millions, items except ($ EPS Millions, data) except EPS data) 2017 Total: $149.5(1); $219.6(2)(3) 2018 Total: $140.6(1) $1.20 $71.6 $69.0 $60.0 $1.00 $52.3(2)(3) $0.96 $0.3 $2.7 $13.8 $0.80 e m o $40.0 (3) S c $0.70 P n $53.2 $0.60 I E t e N $52.0 $47.6 $0.40 $20.0 $40.5 $0.20 $9.4 $0.0 $0.00 Q1 Q2 Q3 Q4 Q1 Q2 2017 2018 Significant items (after-tax) Net Income __ Diluted EPS, excluding significant items (non-GAAP) (3) (1)Net Income (2) Net Income, excluding significant items for periods during the year ended December 31, 2017. 17 (3)Denotes a non-GAAP financial measure. Please refer to the Appendix for a reconciliation of non-GAAP financial measures.

Loan Portfolio Composition ($ Millions) June 30, 2017 $13,667 June 30, 2018 $14,580 Loan Growth - Twelve Months Ended $2,411 $2,388 $3,360 June 30, 2018 $3,577 $913 $(23) $3,325 $3,125 $1,696 $1,863 $2,728 $2,550 $200 $217 $619 $447 $80 $78 $172 $167 $178 $2 n Commercial n CRE Owner-occupied n CRE Non-owner occupied n CRE Vacant land n Real estate construction n Residential n Consumer 18

Loan Growth ($ Millions) Quarterly LoanLoan Growth Growth Trends Trends $394 $400 $322 $361 $300 $282 $166 $200 $64 $100 $0 Q1 Q2 Q3 Q4 Q1 Q2 2017 - $1,164 2018 - $425 Loan Growth - 2017 Total Loan Growth - 2018 YTD $1,164 n Commercial $425 $(54) n CRE Owner- $132 $169 occupied $72 n CRE Non-owner- $165 $45 $191 $116 occupied n CRE Vacant $170 Land $121 $390 n RE Construction $50 n $22 Residential n Consumer 19

Loan Growth – Originated v. Acquired LoanLoan GrowthGrowth (Run-off) (Run-off) ($ ($Millions) Millions) Q2 2018 Q1 2018 Q2 2017 2017 Total Originated Loan Portfolio Commercial $ 268 $ 78 $ 195 $ 507 CRE/C&D 265 155 313 1,046 Residential 122 72 89 491 Consumer 29 (39) 103 244 Total Originated Loan Portfolio Growth $ 684 $ 266 $ 700 $ 2,288 Acquired Loan Portfolio Commercial $ (118) $ (37) $ (88) $ (338) CRE/C&D (123) (81) (93) (348) Residential (62) (60) (98) (326) Consumer (20) (24) (27) (112) Total Acquired Loan Portfolio Run-off $ (323) $ (202) $ (306) $ (1,124) Total Loan Portfolio Commercial $ 150 $ 41 $ 107 $ 169 CRE/C&D 142 74 220 698 Residential 60 12 (9) 165 Consumer 9 (63) 76 132 Total Loan Portfolio Growth $ 361 $ 64 $ 394 $ 1,164 20

Deposit Composition TotalTotal DepositsDeposits ($ ($ Billions) Billions) Total Deposits – June 30, 2017 Deposit Growth Total Deposits – June 30, 2018 $13.2 billion $1.4 billion, 10.2%(1) $14.6 billion $(0.1) $0.4 $1.1 $2.9 $3.6 $0.3 $3.9 $3.2 $0.7 $0.2 $3.7 $2.6 $2.5 $0.3 $3.9 n Noninterest-bearing Demand Deposits n Interest-bearing Demand Deposits n Savings Deposits n Time Deposits n Brokered Deposits Average Deposits ($ Millions) & Cost of Deposits(2) (%) s $14,000 t i s $13,765 $13,975 $13,603 d o $12,999 $13,022 $13,389 i p a e 0.50% P D 0.56% e t e a g 0.46% R a $9,000 0.42% r t e 0.38% s v 0.33% 0.25% e r A 0.28% e t l n a t I o T $4,000 0.00% Q1 Q2 Q3 Q4 Q1 Q2 2017 2018 Deposits Cost of Deposits (1)Comprised of $382 million of growth in customer deposits. 21 (2)Cost of deposits based on period averages.

Funding Breakdown ($ Billions) March 31, 2018 June 30, 2018 $16.9 billion $17.3 billion Average cost of wholesale Average cost of wholesale borrowings – 1.61% Interest and borrowings – 1.80% noninterest- n Deposits: bearing, checking, savings, money market n Time Deposits $3.2 $3.5 $0.5 $0.4 n Collateralized customer deposits $10.2 $10.2 $3.0 $3.2 n Wholesale borrowings (at June 30, 2018: brokered deposits - $1.1 billion, short and long term borrowings - $2.4 billion) Average Cost of Funds Q1 2018 – 0.64% Average Cost of Funds Q2 2018 – 0.76% 22

Credit Quality ($ Millions, unless otherwise noted) Provision for Loan Losses vs. Net Loan Losses (Originated loan portfolio) $10.0 $9.6 $8.1 $6.3 $5.0 $6.2 $3.5 $4.9 $3.4 $4.3 $3.5 $4.1 $1.2 $1.4 $0.0 Q1 Q2 Q3 Q4 Q1 Q2 2017 2018 Provision for Loan Losses Net Loan Losses Nonperforming Loans (NPLs) and Allowance for Loan Losses (ALL) $120 $92 $100 $76 $73 $78 $60 $62 $63 $67 ALL $51 $44 $0 NPLs YE 2014 YE 2015 YE 2016 YE 2017 Q2 2018 Originated Loans ($ billions) $5.0 $5.8 $7.5 $9.8 $10.7 Acquired Loans ($ billions) 0.7 1.5 5.5 4.4 3.9 Total Loans ($ billions) $5.7 $7.3 $13.0 $14.2 $14.6 Total ALL $76 $73 $78 $92 $100 Originated ALL/ Originated Loans 1.51% 1.26% 1.05% 0.94% 0.94% NPLs/ Total Loans 0.89% 0.86% 0.34% 0.45% 0.46% Credit Mark as a % of Unpaid Principal on Acquired Loans 5.4% 4.4% 3.1% 2.4% 1.8% 23

Net Interest Income, Net Interest Margin and Loan Yields Quarterly(Quarterly Trend Trend) Net Interest Income Net Interest Margin(1) and Loan Yields 5.00% 4.63% $160 $157.5 4.48% $151.9 4.22% 4.31% 4.31% 4.11% $143.6 $145.9 $137.9 3.59% $140 3.49% 3.48% 3.48% 3.47% 3.56% $130.1 0.26% 0.12% 0.21% 0.23% 0.22% 0.29% $120 2.50% ) s n o i l l i $100 M ( $ $80 $60 0.00% Q1 Q2 Q3 Q4 Q1 Q2 2017 2018 $40 Loan Yields Q1 Q2 Q3 Q4 Q1 Q2 2017 2018 Purchase Accounting Accretion on Loans (1) Net Interest Income Net Interest Margin (1) Computed on a fully taxable equivalent (FTE) basis using a federal income tax rate of 21% for the three months ended March 31, 2018 and 35% for each of the 24 three months periods in 2017. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry. Please refer to the Appendix for a reconciliation of non-GAAP financial measures.

Non-Interest Income Quarterly Quarterly $50.0 $41.6 $40.6 $38.0 $38.0 $9.9 $12.5 $9.2 $32.1 $32.3 $8.8 ) $5.2 s $7.9 n $8.8 o i l l i $25.0 $8.0 $8.6 $8.5 M ( $9.1 $ $7.0 $9.1 $5.8 $6.3 $7.2 $6.2 $6.5 $15.0 $15.9 $11.6 $13.3 $13.4 $8.8 $0.0 (1) Q1 Q2 Q3 Q4 Q1 Q2 2017 2018 Other Wealth Management Service Charges Net Gain on Sale of Loans and other Mortgage Banking Revenue(2) (1) Significant items: Q4 2017 included a $7.6 million loss on investment securities as part of our treasury and tax management objectives. 25 (2) Includes impact of change in fair value on loan servicing rights.

Operating Expenses Quarterly $119.5 $120.0 $104.2 $21.2 $104.5 $100.0 $101.6 $1.7 $4.2 $98.2 $1.6 $0.5 $2.5 $8.2 $8.5 $3.1 $7.7 $8.1 $6.2 $7.6 $7.7 $7.4 $8.0 $8.0 $8.7 $6.9 $7.5 ) s n o i l l i $60.0 $55.6 $55.6 M ( $59.9 $52.2 $52.6 $47.4 $ (1) (1) $100.0 (1) $102.8 (1) $100.0 $97.7 (1) $95.2 $91.3(1) $28.1 $28.7 $28.2 $27.7 $24.2 $28.1 $1.0 $0.2 $0.0 $3.2 Q1 Q2 Q3 Q4 Q1 Q2 2017 2018 Core system transformation costs(2) Other Compensation Occupancy Equipment Impairment Related to Historical Tax Credits Merger & Restructuring Expenses (1) Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures. 26 (2) Segregated for this chart, but otherwise included in Other, Equipment and Compensation expenses in the Consolidated Statements of Income.

Capital Tangible Book Value and Capital Ratios Peer Average CHFC CHFC 12/31/2017(1) 12/31/2017 CHFC 3/31/2018 6/30/2018 Tangible Book Value / Share(2) NA $21.21 $21.68 $22.33 Tangible Common Equity / Tangible Assets(2) 9.1% 8.3% 8.3% 8.3% Tier 1 Capital 12.0% 10.2% 10.4% 10.6% Total Risk-Based Capital 13.3% 11.0% 11.2% 11.4% Tangible Book Value per Share(2) (TBV) Roll Forward $2.88 $20.89 $22.33 $20 $(1.12) $(0.18) $(0.14) $10 $0 7 g ds j. g 8 201 rin en Ad rin 201 0, ctu vid CI ctu 0, e 3 stru Di AO stru e 3 Jun Re Re Jun @ nd nd @ V er a er a V TB erg erg TB x. M M e (E com t In ) Ne ses pen Ex (1)Source S&P Global – Peers include nationwide banks with $10 to $25 billion in total assets as of the most recent quarter. (2)Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures. 27

Non-GAAP Reconciliation

(Dollars in thousands, except per share data)

	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017
Shareholders' equity	**$ 2,750,999**	$ 2,704,703	$ 2,668,749	$ 2,673,089	$ 2,639,442	$ 2,600,051
Goodwill, CDI and non-compete agreements, net of tax	**(1,156,307)**	(1,157,505)	(1,158,738)	(1,153,576)	(1,153,595)	(1,154,915)
Tangible shareholders' equity	**$ 1,594,692**	$ 1,547,198	$ 1,510,011	$ 1,519,513	$ 1,485,847	$ 1,445,136
Common shares outstanding	**71,418**	71,350	71,207	71,152	71,131	71,118
Book value per share	**$ 38.52**	$ 37.91	$ 37.48	$ 37.57	$ 37.11	$ 36.56
Tangible book value per share	**$ 22.33**	$ 21.68	$ 21.21	$ 21.36	$ 20.89	$ 20.32
Total assets	**$20,282,603**	$ 19,757,510	$ 19,280,873	$ 19,354,308	$ 18,781,405	$ 17,636,973
Goodwill, CDI and non-compete agreements, net of tax	**(1,156,307)**	(1,157,505)	(1,158,738)	(1,153,576)	(1,153,595)	(1,154,915)
Tangible assets	**$19,126,296**	$ 18,600,005	$ 18,122,135	$ 18,200,732	$ 17,627,810	$ 16,482,058
Tangible shareholders' equity to tangible assets	**8.3%**	8.3%	8.3%	8.3%	8.4%	8.8%
Net income	**$ 68,988**	$ 71,596	$ 9,446	$ 40,459	$ 52,014	$ 47,604
Significant items, net of tax[1]	**—**	—	53,240	13,782	302	2,709
Net income, excl. significant items[1]	**$ 68,988**	$ 71,596	$ 62,686	$ 54,241	$ 52,316	$ 50,313
Diluted earnings per share	**$ 0.96**	$ 0.99	$ 0.13	$ 0.56	$ 0.73	$ 0.67
Effect of significant items, net of tax[1]	**—**	—	0.74	0.20	—	0.03
Diluted earnings per share, excl. significant items[1]	**$ 0.96**	$ 0.99	$ 0.87	$ 0.76	$ 0.73	$ 0.70
Average assets	**$19,850,993**	$ 19,457,877	$ 19,207,430	$ 18,858,148	$ 18,264,699	$ 17,474,019
Return on average assets	**1.39%**	1.47%	0.20%	0.86%	1.14%	1.09%
Effect of significant items, net of tax[1]	**—%**	—%	1.11%	0.29%	0.01%	0.06%
Return on average assets, excl. significant items[1]	**1.39%**	1.47%	1.31%	1.15%	1.15%	1.15%
Average shareholders' equity	**$ 2,707,346**	$ 2,668,325	$ 2,676,029	$ 2,643,233	$ 2,606,517	$ 2,584,501
Average goodwill, CDI and noncompete agreements, net of tax	**1,156,877**	1,158,084	1,156,122	1,153,394	1,154,229	1,155,177
Average tangible shareholders' equity	**1,550,469**	1,510,241	1,519,907	1,489,839	1,452,288	1,429,324
Return on average shareholders' equity	**10.2%**	10.7%	1.4%	6.1%	8.0%	7.4%
Effect of significant items, net of tax[1]	**—%**	—%	8.0%	2.1%	—%	0.4%
Return on average shareholders' equity, excl. significant items[1]	**10.2%**	10.7%	9.4%	8.2%	8.0%	7.8%
Return on average tangible shareholders' equity	**17.8%**	19.0%	2.5%	10.9%	14.3%	13.3%
Effect of significant items, net of tax[1]	**—**	—	14.0	3.7	0.1	0.8
Return on average tangible shareholders' equity, excl. significant	**17.8%**	19.0%	16.5%	14.6%	14.4%	14.1%

(1) "Significant items" include merger and restructuring expenses, the fourth quarter of 2017 charge to income tax expense as a result of the revaluation of the net deferred tax assets and the fourth quarter of 2017 losses on sales of investment securities.

28

Non-GAAP Reconciliation

(Dollars in thousands, except per share data)

	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017
Efficiency Ratio:						
Total revenue – GAAP	**$ 195,555**	$ 192,417	$ 178,224	$ 175,750	$ 179,516	$ 168,107
Net interest income FTE adjustment	**2,331**	2,227	3,580	3,260	3,169	3,068
Loan servicing rights change in fair value (gains)losses	**30**	(3,752)	13	4,041	1,802	519
Gains from sale of investment securities gains and closed branch locations	**(3)**	—	7,556	(1)	(77)	(90)
Total revenue – non-GAAP	**$ 197,913**	$ 190,892	$ 189,373	$ 183,050	$ 184,410	$ 171,604
Operating expenses – GAAP	**$ 104,561**	$ 101,610	$ 100,022	$ 119,539	$ 98,237	$ 104,196
Merger and restructuring expenses	**—**	—	(2,567)	(21,203)	(465)	(4,167)
Impairment of income tax credits	**(1,716)**	(1,634)	(6,157)	(3,095)	—	—
Operating expenses, core – non-GAAP	**102,845**	99,976	91,298	95,241	97,772	100,029
Amortization of intangibles	**(1,425)**	(1,439)	(1,525)	(1,526)	(1,525)	(1,513)
Operating expenses, efficiency ratio -excluding merger & restructuring expenses, impairment of income tax credits and amortization of intangibles - non-GAAP	**$ 101,420**	$ 98,537	$ 89,773	$ 93,715	$ 96,247	$ 98,516
Efficiency ratio – GAAP	**53.5 %**	52.8 %	56.1 %	68.0 %	54.7 %	62.0 %
Efficiency ratio – adjusted – non-GAAP	**51.2 %**	51.6 %	47.4 %	51.2 %	52.2 %	57.4 %
Net Interest Margin:						
Net interest income – GAAP	**$ 157,537**	$ 151,863	$ 145,905	$ 143,628	$ 137,948	$ 130,097
Adjustments for tax equivalent interest:						
Loans	**737**	750	855	824	814	808
Investment securities	**1,594**	1,477	2,725	2,436	2,355	2,260
Total taxable equivalent adjustments	**2,331**	2,227	3,580	3,260	3,169	3,068
Net interest income (on a tax equivalent basis)	**$ 159,868**	$ 154,090	$ 149,485	$ 146,888	$ 141,117	$ 133,165
Average interest-earning assets	**$17,847,262**	$ 17,460,007	$ 17,138,285	$ 16,815,240	$ 16,228,996	$ 15,395,465
Net interest margin – GAAP	**3.54 %**	3.51 %	3.39 %	3.40 %	3.41 %	3.41 %
Net interest margin – on a tax-equivalent basis– non-GAAP	**3.59 %**	3.56 %	3.47 %	3.48 %	3.48 %	3.49 %

29

Non-GAAP Reconciliation

(Dollars in thousands, except per share data)

	1H 2018	2017	2016	2015	2014	2013
Net income	$ **140,584**	$ 149,523	$ 108,032	$ 86,830	$ 62,121	$ 56,808
Significant items, net of tax[1]	—	70,033	35,695	5,484	4,555	—
Net income, excl. significant items[1]	$ **140,584**	$ 219,556	$ 143,727	$ 92,314	$ 66,676	$ 56,808
Diluted earnings per share	$ **1.95**	$ 2.08	$ 2.17	$ 2.39	$ 1.97	$ 2.00
Effect of significant items, net of tax[1]	—	0.98	0.71	0.15	0.14	—
Diluted earnings per share, excl. significant items[1]	$ **1.95**	$ 3.06	$ 2.88	$ 2.54	$ 2.11	$ 2.00
Average assets	$ **19,655,521**	$ 18,465,156	$ 12,037,155	$ 8,481,228	$ 6,473,144	$ 5,964,592
Return on average assets[2]	**1.43%**	0.81%	0.90%	1.02%	0.96%	0.95%
Effect of significant items, net of tax[1]	**—%**	0.38%	0.29%	0.07%	0.07%	—%
Return on average assets, excl. significant items[1][2]	**1.43%**	1.19%	1.19%	1.09%	1.03%	0.95%
Efficiency Ratio:						
Total revenue – GAAP	$ **387,972**	$ 701,597	$ 503,431	$ 354,224	$ 275,646	$ 257,056
Net interest income FTE adjustment	**4,558**	13,077	9,642	7,452	5,975	5,355
Loan servicing rights change in fair value (gains)losses	**(3,722)**	6,375	(5,112)	—	—	—
Gain on sale of branch offices	—	—	(7,391)	—	—	—
Gains from sale of investment securities gains and closed branch locations	**(3)**	7,388	(669)	(779)	—	(1,133)
Total revenue – Non-GAAP	$ **388,805**	$ 728,437	$ 499,901	$ 360,897	$ 281,621	$ 261,278
Operating expenses – GAAP	$ **206,171**	$ 421,994	$ 338,418	$ 223,894	$ 179,925	$ 164,948
Merger and restructuring expenses	—	(28,402)	(61,134)	(7,804)	(6,388)	—
Impairment of income tax credits	**(3,350)**	(9,252)	—	—	—	—
Operating expenses, core - Non-GAAP	**202,821**	384,340	277,284	216,090	173,537	164,948
Amortization of intangibles	**(2,864)**	(6,089)	(5,524)	(4,389)	(2,029)	(1,909)
Operating expenses, efficiency ratio -excluding merger & restructuring expenses, impairment of income tax credits and amortization of intangibles - Non-GAAP	$ **199,957**	$ 378,251	$ 271,760	$ 211,701	$ 171,508	$ 163,039
Efficiency ratio – GAAP	**53.1%**	60.1%	67.2%	63.2%	65.3%	64.2%
Efficiency ratio – adjusted	**51.4%**	51.9%	54.4%	58.7%	60.9%	62.4%

(1) Significant items include merger and restructuring expenses, the charge to income tax expense as a result of the revaluation of the net deferred tax assets, the fourth quarter of 2017 losses on sales of investment securities.

(2) 1H 2018 annualized.

30

Non-GAAP Reconciliation

(Dollars in thousands, except per share data)

	1H 2018	2017	2016	2015	2014	2013
Average Tangible Common Equity						
Average common equity	**$ 2,687,943**	$ 2,627,862	$ 1,546,721	$ 919,328	$ 754,211	$ 626,555
Average goodwill, CDI and noncompete agreements, net of tax	**(1,157,482)**	(1,155,734)	(582,536)	(245,894)	(157,634)	(127,363)
Average tangible common equity	**$ 1,530,461**	$ 1,472,128	$ 964,185	$ 673,434	$ 596,577	$ 499,192
Return on Average Tangible Shareholders' Equity						
Net income	**$ 140,584**	$ 149,523	$ 108,032	$ 86,830	$ 62,121	$ 56,808
Net income, excluding significant items[1]	**$ 140,584**	$ 219,556	$ 143,727	$ 92,314	$ 66,676	$ 56,808
Average tangible shareholders' equity	**$ 1,530,461**	$ 1,472,128	$ 964,185	$ 673,434	$ 596,577	$ 499,192
Return on average tangible shareholders' equity[2]	**18.4%**	10.2%	11.2%	12.9%	10.4%	11.4%
Return on average tangible shareholders' equity, excluding significant items[1][2]	**18.4%**	14.9%	14.9%	13.7%	11.2%	11.4%

(1) Significant items include merger and restructuring expenses, fourth quarter of 2017 losses on sales of investment securities, gains on sales of branches, and fourth quarter of 2017 revaluation of net deferred tax assets.

(2) 1H 2018 annualized.

31